RECOTON CORPORATION
2950 Lake Emma Road
Lake Mary, FL 32746

August 28, 2002

JPMorgan Chase Bank
Harris Trust and Savings Bank
HSBC Bank, U.S.A.
Harwood Street Partners I, L.P.
The Prudential Insurance Company of America
John Hancock Life Insurance Company
John Hancock Variable Life Insurance Company
Mellon Bank, N.A., as Trustee for the Long-Term
   Investment Trust
Mellon Bank, N.A., as Trustee for Bell Atlantic
   Master Trust
The Northern Trust Company, as Trustee of the
   Lucent Technologies Inc. Master Pension Trust
Investors Partner Life Insurance Company
SunTrust Bank

Ladies and Gentlemen:

           This will confirm, pursuant to the Second Amendment and Waiver to the Credit Agreement dated as of August 28, 2002 amending our Credit Agreement dated as of October 31, 2000 that the currently outstanding (a) Fixed Facility Fee Warrants issued September 8, 1999 (PPN: 756268 3*7) for an aggregate of 68,020 Common Shares, par value $.20 of Recoton Corporation (the “Common Shares”), (b) Cancelable Facility Fee Warrants issued September 8, 1999 (PPN: 756268 4*6) for an aggregate of 158,712 Common Shares, (c) Prepayment Warrants (PPN 756268 5*5) issued October 2, 2000 for an aggregate of 22,673 Common Shares and (d) Facility Fee Warrants issued October 31, 2000 for an aggregate of 5,001 Common Shares, for an aggregate total of 254,406 Common Shares (PPN: 756268 7* 3) (collectively, the “Warrants”) are hereby amended as follows:

1)	The Exercise Price is changed to $.01;

2)	The Common Shares shall be issued from our treasury shares and we agree to maintain an adequate number of treasury shares to facilitate such issuance; and

3)	The Expiration Date shall be the seventh anniversary of the date of issuance of the respective Warrants.

Each term used herein without a definition shall have the meaning assigned thereto by the respective Warrants.

RECOTON CORPORATION By: /s/ Arnold Kezsbom Name: Arnold Kezsbom Title: Executive Vice President-Finance